Exhibit 10.1

Contract

This Contract shall be made and entered into among and between MB Tech (hereinafter referred to as “MBTT”) and Eastech (hereinafter referred to as “EST”) with mutual good faith to exclusively import and distribute Active Antenna (hereinafter referred to as “Product”) invented by MB Tech. The parties hereto have caused this Agreement to be executed in duplicate originals by their respective officers duly authorized and each party shall keep one copy.

Article 1

EST shall import the Product for 1 year from the dart of signing this Contract.

Article 2

To secure MBTT’s manufacturing operations, EST shall exert its best effort to place orders purchasing 45,000 sets of Product, which equals to 675,000,000 Japanese Yen.

Provided that, both parties shall faithfully execute the following conditions.

1.

MBTT shall test Product in Hokkaido and Kuyshu provinces where a satellite signal is weakest.

The approval shall be given under the condition that Product shall not cause any problem when a human being watches the image of TV.

When and if Product shall not show a good quality of image in the above areas even with Product gain of 31 to 32dB, EST shall provide an approval that Product can be distributed in the limited area as determined by mutual consent.

2.

MBTT shall be set to deliver Product in and after March 2004.

3.

If the condition as set forth in Paragraph 1 is fulfilled, EST shall place purchase orders as follows:

A.

March 2004

2,000 Sets

B.

April  2004

3,000 Sets

C.

May  2004

3,000 Sets

D.

In and after June 2004

5,000 Sets / Month

Article 3

The Product price shall be 15,000 Japanese Yen. Upon the completion of field test, both parties shall determine the price in consideration of market situations.

Article 4

MBTT take full responsibility for the quality of Product. When and if the quality has cause damage to EST, MBTT shall pay full compensation for such loss.

Article 5

EST shall do its best to estimate annual import amount on a monthly basis and to provide MBTT with preliminary purchase orders.

Article 6

The payment shall be made in Japanese Yen. EST shall open L/C in favor of MBTT.

Article 7

EST’s distributorship shall be limited in Japan. MBTT shall not be allowed to distribute Product in Japan directly or by 3rd party.

Article 8

The provisions of this Contract can be modified by mutual consent when and if any event shall occur beyond the control of both parties.

Article 9

The term of this Contract shall be automatically extended for another one year, unless one party shall provide the other party with its intention of termination prior to three (3) months

Article 10

Any matters are not covered in this Contract shall be settled under the international business practices and by mutual consent.

September 2, 2003

MB Tech Korea

Eastech

CEO & President

CEO & President

Tea Hyun Shin

Isobe Kenji

/s/ Tea Hyun Shin

/s/ Isobe Kenji